UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2008

SIELOX, INC.

 (Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-29423	04-3351937
(Commission File Number)	(I.R.S. Employer Identification No.)

170 East Ninth Ave., Runnemede, New Jersey 08078
(Address of Principal Executive Offices)

(856) 861-4579

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.

On December 31, 2008, the Board of Directors (the “Board”) of Sielox, Inc. (the “Company”), by unanimous written consent of the Board, including each independent director, approved an Amendment to the Services Agreement (the “Services Agreement”) between the Company and Barington Capital Group, L.P. (“Barington”).  The Amendment extends the term of the Services Agreement through December 31, 2009.

Barington is a limited partnership, the general partner of which is a corporation of which James A. Mitarotonda is Chairman, President and Chief Executive Officer.  Mr. Mitarotonda was previously the Company’s President and Chief Executive Officer and served on the Board.  Sebastian E. Cassetta, the Company’s current President and Chief Executive Officer and a member of the Board is a Senior Managing Director and Chief Operating Officer of Barington.  In addition, Jared L. Landaw, Managing Director and General Counsel of Barington, is a member of the Company’s Board.  Barington and its affiliates, as reported in Amendment No. 9 to the Schedule 13-D, filed on December 16, 2008, beneficially own greater than 15% of the company’s outstanding common stock.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1  Amendment to Services Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIELOX, INC.

Date: January 5, 2009

By: /s/ Melvyn Brunt

Melvyn Brunt

Chief Financial Officer

(Principal Financial Officer and Accounting Officer)